DYNAMIC BROADBAND CORPORATION

AUDITED FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2009 and 2008

with

INDEPENDENT AUDITOR’S REPORT

Bohr, Dahm, Greif & Associates, P.C.
Certified Public Accountants

INDEPENDENT AUDITOR’S REPORT

To the Board of Directors and Stockholders of
Dynamic Broadband Corporation
Cedar Rapids, Iowa

We have audited the balance sheets of Dynamic Broadband Corporation as of December 31, 2009 and 2008, and the related statements of operations, changes in stockholders’ equity (deficit) and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Dynamic Broadband Corporation as of December 31, 2009 and 2008, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that Dynamic Broadband Corporation will continue as a going concern. As discussed in Note 2 to the financial statements, under existing circumstances, there is substantial doubt about the ability of Dynamic Broadband Corporation to continue as a going concern at December 31, 2009. Management’s plans in regard to that matter are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

May 7, 2010

Bank of the West Building; 700 First Avenue, N.E., Suite 201; Cedar Rapids, Iowa 52401
Telephone 319/366-8400 • Facsimile 319/366-8399 • E-Mail bdga@bdgcpas.com • Website www.bdgcpas.com

DYNAMIC BROADBAND CORPORATION
BALANCE SHEETS
December 31, 2009 and 2008

ASSETS

	2009	2008

Current assets:
Cash and cash equivalents	$106,130	$98,899
Accounts receivable, net of allowance for doubtful accounts of $6,723 ($958 in 2008)	32,595	143,762
Inventories (Note 3)	208,827	207,107
Prepaid expenses	31,837	44,056

Total current assets	379,389	493,824

Property and equipment, at cost (Notes 3 and 4):
Machinery and equipment, including assets acquired under capital leases of $1,225,710 in 2009 and $1,048,064 in 2008	3,100,544	2,958,676
Furniture and fixtures	13,772	13,272
Vehicles	92,713	92,713
Construction in progress, including assets acquired under capital leases of $29,459 in 2009 and $26,164 in 2008	35,559	32,730

Total property and equipment	3,242,588	3,097,391
Less accumulated depreciation, including amounts applicable to assets acquired under capital leases of $631,795 in 2009 and $358,568 in 2008	2,364,206	2,051,197

Net property and equipment	878,382	1,046,194

Other assets:
Deposits	69,862	67,269
Goodwill (Notes 13 and 14)	601,650	601,650

Total other assets	671,512	668,919

	$1,929,283	$2,208,937

See notes to financial statements.

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)

	2009	2008

Current liabilities:
Note payable to bank (Note 3)	$96,595	$87,096
Accounts payable (Note 6)	316,439	246,518
Accrued expenses (Note 6)	276,274	231,967
Deferred service revenue	139,385	139,181
Current maturities of long-term debt (Note 4)	289,789	27,023
Current maturities of capital lease obligations (Note 4)	339,298	379,417

Total current liabilities	1,457,780	1,111,202

Long-term liabilities:
Long-term debt due after one year (Note 4)	920,027	796,563
Capital lease obligations due after one year (Note 4)	208,815	355,847

Total long-term liabilities	1,128,842	1,152,410

Preferred stock subject to mandatory redemption (Note 12)	—	175,000

Commitments and contingencies (Notes 2, 3, 4, 8, 9, 10, 11, and 16)

Stockholders’ equity (deficit):
Preferred stock, 9% cumulative dividend, at redemption value (Notes 9 and 12)
Series A, $.01 par value; 3,300,000 shares authorized, 1,786,709 shares issued and outstanding (1,836,709 shares in 2008)	2,945,837	2,785,033
Series B, $.01 par value; 12,000,000 shares authorized, 5,881,907 shares issued and outstanding (6,427,985 shares in 2008)	2,544,899	2,381,323
Series C, $.01 par value; 3,000,000 shares authorized, 2,577,320 shares issued and outstanding	681,110	636,110
Series D, $.01 par value; 8,000,000 shares authorized, 5,241,136 shares issued and outstanding	1,299,539	1,204,255
Common stock, no par value; 40,000,000 shares authorized, 642,430 shares issued and outstanding (1,314,374 shares in 2008)	642,428	1,314,372
Additional paid-in capital	819,904	146,826
Accumulated deficit	(9,591,056)	(8,697,594)

Total stockholders’ deficit	(657,339)	(229,675)

	$1,929,283	$2,208,937

DYNAMIC BROADBAND CORPORATION
STATEMENTS OF OPERATIONS
Years ended December 31, 2009 and 2008

	2009	2008

Net revenues (Note 6):
Service fees	$2,702,662	$2,654,774
Installation fees	44,016	238,203
Equipment sales	22,797	176,253
Non-recurring services	53,232	91,600

Total revenues	2,822,707	3,160,830

Operating expenses (Note 6):
Service and installation operations	1,856,304	1,704,623
Cost of equipment sales	28,228	145,394
Selling	498,265	683,264
General and administrative	704,398	1,044,021

Total operating expenses	3,087,195	3,577,302

Loss from operations	(264,488)	(416,472)

Other income (expense):
Loss on sale of assets	—	(1,408)
Gain on sale of Clinton market (Note 15)	71,528	—
Grants (Note 15)	38,167	—
Interest expense (Note 6)	(274,005)	(210,695)

Other expense, net	(164,310)	(212,103)

Net loss	$(428,798)	$(628,575)

See notes to financial statements.

DYNAMIC BROADBAND CORPORATION
STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY (DEFICIT)
Years ended December 31, 2009 and 2008

	Redeemable Series A Preferred Stock	Redeemable Series B Preferred Stock	Redeemable Series C Preferred Stock

Balance at December 31, 2007	$2,624,229	$2,217,747	$591,110

Issuance of series D preferred stock	—	—	—
Dividends accumulated and undeclared on preferred stock	165,304	178,762	45,000
Exercise of preferred stock redemption rights	(4,500)	(15,186)	—
Stock-based compensation	—	—	—
Net loss	—	—	—

Balance at December 31, 2008	2,785,033	2,381,323	636,110

Dividends accumulated and undeclared on preferred stock	160,804	163,576	45,000
Exercise of preferred stock redemption rights	—	—	—
Common stock redeemed	—	—	—
Stock-based compensation	—	—	—
Net loss	—	—	—

Balance at December 31, 2009	$2,945,837	$2,544,899	$681,110

See notes to financial statements.

	Redeemable Series D Preferred Stock	Common Stock	Additional Paid-In Capital	Accumulated Deficit	Total Stockholders’ Equity (Deficit)

Balance at December 31, 2007	$897,321	$1,314,372	$18,637	$(7,584,669)	$78,747

Issuance of series D preferred stock	211,650	—	—	—	211,650
Dividends accumulated and undeclared on preferred stock	95,284	—	—	(484,350)	—
Exercise of preferred stock redemption rights	—	—	124,020	—	104,334
Stock-based compensation	—	—	4,169	—	4,169
Net loss	—	—	—	(628,575)	(628,575)

Balance at December 31, 2008	1,204,255	1,314,372	146,826	(8,697,594)	(229,675)

Dividends accumulated and undeclared on preferred stock	95,284	—	—	(464,664)	—
Exercise of preferred stock redemption rights	—	—	—	—	—
Common stock redeemed	—	(671,944)	671,944	—	—
Stock-based compensation	—	—	1,134	—	1,134
Net loss	—	—	—	(428,798)	(428,798)

Balance at December 31, 2009	$1,299,539	$642,428	$819,904	$(9,591,056)	$(657,339)

DYNAMIC BROADBAND CORPORATION
STATEMENTS OF CASH FLOWS
Years ended December 31, 2009 and 2008

	2009	2008

Cash flows from operating activities:
Net loss	$(428,798)	$(628,575)
Adjustments to reconcile net loss to net cash flows from operating activities:
Depreciation	350,557	277,466
Amortization	—	171,265
Stock-based compensation	1,134	4,169
Gain on sale of Clinton market	(71,528)	—
Loss on sale of assets	—	1,408
Changes in operating assets and liabilities:
Accounts receivable	111,167	(54,187)
Inventories	124,480	67,706
Prepaid expenses	12,219	(7,461)
Deposits	(2,593)	(30,052)
Accounts payable	69,921	84,468
Accrued expenses	44,307	77,291
Deferred service revenue	5,740	(8,094)

Net cash flows from operating activities	216,606	(44,596)

Cash flows from investing activities:
Purchases of property and equipment	(59,427)	(180,680)
Proceeds from sale of Clinton market	68,500	—
Proceeds from sale of assets	5,067	—

Net cash flows from investing activities	14,140	(180,680)

Cash flows from financing activities:
Net change in note payable to bank	9,499	(2,000)
Proceeds from long-term debt	456,864	423,309
Payments on long-term debt	(70,634)	(51,115)
Payments on capital lease obligations	(444,244)	(360,368)
Redemption of preferred stock	(175,000)	—

Net cash flows from financing activities	(223,515)	9,826

See notes to financial statements.

DYNAMIC BROADBAND CORPORATION
STATEMENTS OF CASH FLOWS, CONTINUED
Years ended December 31, 2009 and 2008

	2009	2008

Net change in cash and cash equivalents	7,231	(215,450)
Beginning cash and cash equivalents	98,899	314,349

Ending cash and cash equivalents	$106,130	$98,899

Supplemental disclosures:
Cash paid during the year for interest	$146,787	$174,529

Supplemental disclosures of noncash operating, investing and financing activities:

Acquisition of equipment and inventory under capital lease obligations	$257,093	$440,670

The Company recorded a decrease in deferred service revenue of $5,536 as a result of the sale of its Clinton market in 2009.

The Company recorded increases as a result of its acquisition of Rapid Web, LLP in 2008 as follows:

Inventory	$18,600
Property and equipment	55,750
Goodwill	211,650
Accounts payable	(10,000)
Deferred service revenue	(16,961)
Capital lease obligations	(47,389)
Preferred stock	(211,650)

$—

See notes to financial statements.

DYNAMIC BROADBAND CORPORATION
NOTES TO FINANCIAL STATEMENTS
December 31, 2009 and 2008

1.	Nature of business and significant accounting policies

Nature of business

Dynamic Broadband Corporation (the “Company”) is a provider of high-speed internet connections, network and IT consulting and internet management services to customers primarily in Iowa and surrounding states.

On April 1, 2009, the Company entered into an agreement to sell its network and IT consulting business. The Company received $4,964 in June 2009 as consideration from the sale. The Company will also receive 20% of revenues generated by the buyer from previous customers of the Company during a 24-month period from April 1, 2009 to April 1, 2011. In addition, the Company will receive 10% of gross profits from hardware sales during this same period. As of December 31, 2009, approximately $5,000 was due to the Company.

Management’s estimates

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Concentration of credit risk

Financial instruments that potentially subject the Company to credit risk consist principally of cash balances and trade account receivables. The Company maintains cash balances with two financial institutions. Such balances are insured by the Federal Deposit Insurance Corporation (“FDIC”) up to $250,000. There were no uninsured cash balances as of December 31, 2009. The Company performs ongoing credit evaluations of its significant customers and does not require collateral. There were no customers comprising 10% or more of net revenues in 2009 or 2008.

Cash and cash equivalents

The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash or cash equivalents.

Allowance for doubtful accounts

The Company maintains an allowance for doubtful accounts representing an estimate of potential accounts receivable write-offs based upon historical trends and factors surrounding the credit risk of specific customers. Accounts receivable are generally deemed uncollectible and charged to the allowance for doubtful accounts after all collection efforts have been exhausted. As of December 31, 2009 and 2008, trade accounts receivable of approximately $3,349 and $6,268, respectively, were greater than 90 days past due.

1.	Nature of business and significant accounting policies, continued

Inventories

Inventories consist of service equipment and are valued at the lower of cost using the first-in, first-out (“FIFO”) method or market.

Depreciation

Depreciation is computed by utilizing the straight-line method over estimated useful lives of the assets. Estimated useful lives range from three to fifteen years. Amortization of assets acquired under capital leases is included with depreciation expense on owned assets. Accelerated depreciation methods are used for income tax purposes.

Goodwill and other intangible assets

The Company has goodwill and other intangible assets, most notably customer relationships. Goodwill represents the excess of costs over the fair value of net assets of businesses acquired. Intangible assets with finite useful lives are generally amortized on a straight-line basis over the periods benefited. Pursuant to FASB ASC Topic 350 “Intangibles – Goodwill and Other,” goodwill is not amortized, but instead is evaluated at least annually, or sooner if deemed necessary, for potential impairment and impairment losses are recognized in the year they are identified. No goodwill impairment losses were recognized during the years ended December 31, 2009 and 2008.

Impairment of long-lived assets

The Company evaluates the carrying value of its property and equipment when events and circumstances warrant such a review. If the carrying value of a long-lived asset is considered impaired, a loss is recognized based on the amount by which the carrying value exceeds the estimated fair value of those assets to be held and used, or the estimated fair value less estimated selling costs for those assets to be sold.

Revenue recognition

Revenue from service fees is recognized ratably over the service period. Revenue from equipment sales and installation services is recognized upon installation. Consulting and other service revenues are recognized when the service is provided.

Sales taxes

The State of Iowa and some local jurisdictions impose a sales tax at rates ranging from 6% to 7% on the sale of communications equipment. The Company collects these taxes from customers and remits the entire amount to the State. The Company’s accounting policy is to exclude the tax collected from revenues and cost of sales.

Deferred service revenue

Deferred service revenue represents customer prepayments on service contracts. Deferred amounts are amortized to revenue over the stated contract terms.

1.	Nature of business and significant accounting policies, continued

Income taxes

Deferred income taxes result from temporary differences in the recognition of expenses for financial and income tax reporting purposes. Such differences relate primarily to depreciation methods, reserves, recognition of estimated liabilities and net operating loss carryforwards. Valuation allowances are established when necessary to reduce deferred tax assets to amounts expected to be realized. Deferred taxes are classified as current or noncurrent, depending on the classification of the assets and liabilities to which they relate.

Advertising

Advertising costs of $37,203 and $33,299 were expensed as incurred for the years ended December 31, 2009 and 2008, respectively.

Stock-based compensation

The stock-based compensation plan, more fully described in Note 10, is accounted for using the fair value method as required by FASB ASC Topic 718 “Compensation – Stock Compensation.”

Reclassification

Certain amounts in the 2008 statement of cash flows have been reclassified to conform to the current year’s presentation.

2.	Going concern

As shown in the accompanying financial statements, the Company incurred net losses of approximately $429,000 and $629,000 for the years ended December 31, 2009 and 2008, respectively. As of December 31, 2009, the Company’s current liabilities exceeded its current assets by approximately $1,078,000. These factors, as well as the pending sales of substantially all of the Company’s operating assets (as discussed in Note 16), create an uncertainty about the Company’s ability to continue as a going concern. Management is working to consummate the proposed asset sales during 2010. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

3.	Note payable to bank

The Company has a line of credit agreement with a bank which authorizes maximum borrowings of $100,000 through July 5, 2010. Advances bear interest at the greater of 1% above the bank’s prime rate (prime rate of 3.25% at December 31, 2009) or 4.5%. As of December 31, 2009 and 2008, the Company had $96,595 and $87,096 borrowed under this arrangement. The line of credit is secured by inventory and equipment.

4.	Long-term debt

Long-term debt at December 31, 2009 and 2008 consists of the following:

	2009	2008

Note payable to financial institution due in monthly installments of $983, including interest at 7.25% through March 2010. This note is secured by two vehicles.	$2,852	$14,000

Note payable to financial institution due in monthly installments of $271, including interest at 5.24% through May 2011. This note is secured by a vehicle and personally guaranteed by a certain stockholder.	4,411	7,344

Notes payable to Iowa Capital Corporation, a related party, due in monthly interest only payments for the first thirty-six months, with half of each interest payment deferrable, after which it is added to the original balance of the note. Effective May 1, 2009, all monthly interest was deferred. The principal balance after thirty-six months is then amortized over a five-year schedule with interest at 10% or 14%. These notes are unsecured and mature between October 2015 and May 2017. Deferred interest totaled $30,906 at December 31, 2009.	225,000	175,000

Notes payable to Aavin Equity Partners, a related party, due in monthly interest only payments for the first thirty-six months, with half of each interest payment deferrable, after which it is added to the original balance of the note. Effective May 1, 2009, all monthly interest was deferred. The principal balance after thirty-six months is then amortized over a five-year schedule with interest at 10% or 14%. These notes are unsecured and mature between October 2015 and September 2017. Deferred interest totaled $81,192 at December 31, 2009. In April 2010, terms on $60,000 of the notes payable balance were revised (as discussed in Note 16).

	610,000	400,000

4.	Long-term debt, continued

	2009	2008

Notes payable to Iowa First Capital Fund, LP, a related party, due in monthly interest only payments for the first thirty-six months, with half of each interest payment deferrable, after which it is added to the original balance of the note. Effective May 1, 2009, all monthly interest was deferred. The principal balance after thirty-six months is then amortized over a five-year schedule with interest at 10% or 14%. These notes are unsecured and mature between July 2016 and June 2017. Deferred interest totaled $17,143 at December 31, 2009.	150,000	100,000

Notes payable to stockholders due in twelve monthly installments or one annual installment including interest at 14% from January 2010 to December 2010. These notes are unsecured.	161,167	114,303

Notes payable to Michael & Lydia Brown and Michael & Diane Anderson, related parties, due in monthly installments of $4,368 including interest at 9.00% through January 2011. These notes are unsecured.	56,386	—

The Company leases equipment under various capitalized leases that expire between February 2010 and November 2012 and require various monthly payments ranging from $556 to $5,449 per month, including imputed interest at rates ranging from 17.70% to 19.34%. These capital leases require monthly payments totaling approximately $45,800.	548,113	735,264

Note payable to Michael & Diane Anderson repaid in 2009.	—	12,939

	1,757,929	1,558,850
Less current maturities	629,087	406,440

Long-term debt due after one year	$1,128,842	$1,152,410

4.	Long-term debt, continued

The following is a schedule by year of future minimum lease payments required under the capital leases and maturities of other long-term debt as of December 31, 2009:

Year Ending December 31	Future Minimum Lease Payments	Less Amount Representing Interest	Principal Portion	Long-term Debt

2010	$406,749	$67,451	$339,298	$289,789
2011	182,124	20,656	161,468	90,860
2012	50,735	3,388	47,347	162,284
2013	—	—	—	214,064
2014	—	—	—	308,264
Thereafter	—	—	—	144,555

Total	$639,608	$91,495	$548,113	$1,209,816

5.	Retirement plan

The Company has a defined contribution SIMPLE IRA retirement plan covering substantially all of its employees. The Company’s contribution for the years ended December 31, 2009 and 2008, totaled $22,944 and $24,552, respectively.

6.	Related party transactions

During the years ended December 31, 2009 and 2008, the Company entered into various transactions with stockholders and companies affiliated through common ownership. A summary of these transactions is as follows:

	2009	2008

Net revenues	$12,256	$13,838

Expenses:
Professional fees	$—	$7,420
Insurance premiums	114,337	69,086
Equipment maintenance	775	213
Tower facility rentals	2,160	3,620
Interest expense	140,087	80,771

Total expenses	$257,359	$161,110

For the years ended December 31, 2009 and 2008, the Company had $7,826 and $23,562, respectively, of related party accounts payable and $163,456 and $46,002, respectively, of related party accrued interest expense.

7.	Income taxes

The tax effects of temporary differences that give rise to significant portions of deferred tax assets and deferred tax liabilities are as follows:

	2009	2008

Deferred tax assets:
Net operating loss carryforwards	$2,181,600	$2,008,200
Differences in amortization of intangibles	94,300	121,700
Accrued expenses	78,200	44,000
Other	19,900	14,100

Total deferred tax assets	2,374,000	2,188,000

Deferred tax liabilities:
Differences in depreciation of property and equipment	(93,000)	(78,000)

Less valuation allowance	(2,281,000)	(2,110,000)

Net deferred tax assets	$—	$—

Net operating loss carryforwards available to offset future taxable income as of December 31, 2009, have the following expiration dates:

Expiration Date	Amount

2022	$249,000
2023	991,000
2024	1,096,000
2025	978,000
2026	524,000
2027	731,000
2028	451,000
2029	434,000

$5,454,000

The Company’s Federal income tax returns for 2006, 2007, and 2008 are subject to examination by the IRS, generally for three years after they were filed. In addition, the Company’s state tax returns for the same years are subject to examination by state tax authorities for similar time periods.

8.	Leases

The Company leases various communication towers and equipment used in its operations under noncancelable agreements, which expire between June 2010 and June 2014, and require various minimum annual rentals. These leases require monthly rental payments totaling approximately $50,700. Some leases consist of a minimum monthly rental amount and additional rent based on a percentage of the Company’s revenues generated from the respective leased tower.

In September 2004, the Company entered into an agreement to lease office space through December 2008. On December 31, 2008, this lease was extended through December 2010. The noncancelable agreement requires monthly rentals of $3,800 plus payments for repairs, insurance, property taxes and utilities.

Future minimum rental payments required under the lease agreements as of December 31, 2009, are as follows:

2010	$564,894
2011	389,903
2012	168,784
2013	77,969
2014	6,450

$1,208,000

The Company also rents various communication towers and additional office space on a month-to-month basis.

Rent expense was $388,269 and $405,500, respectively, for the years ended December 31, 2009 and 2008, including contingent rent expense of $4,277 and $4,642.

9.	Preferred stock

The Company has four classes of redeemable preferred stock. In the event of any voluntary or involuntary liquidation of the Company, the preferred stockholders will receive liquidation value per share before any distribution of assets to the common stockholders. A brief description of each class of preferred stock is as follows:

Redeemable Series A

Redeemable Series A preferred stock has a 9.0% per annum cumulative dividend rate. To the extent accumulated dividends are not paid each quarter, the dividends are to be added to the liquidation value of the preferred stock. Undeclared dividends totaled $160,804 and $165,304, respectively, for the years ended December 31, 2009 and 2008, and were credited to the liquidation value of the preferred stock and charged to accumulated deficit. Cumulative undeclared dividends as of December 31, 2009 and 2008 were $1,159,128 and $1,026,261, respectively.

9.	Preferred stock, continued

Each share of Series A preferred stock, at the option of the holder, can be converted at any time or from time to time into .6278 shares of common stock. In addition, the holder may convert accrued and unpaid dividends into common stock. Upon completion of a Qualified Public Offering, the Company shall have the right to require each holder of the preferred stock to convert the shares into common stock based on the applicable conversion rate defined in the agreement.

At any time after October 1, 2007, in the event the Company does not consummate an initial public offering, the Company shall be obligated, at the option of each preferred stockholder (or shares of common stock issued upon conversion from preferred stock), to repurchase the preferred stock for the greater of the fair market value, as defined in the agreement, or liquidation value, ($1 per share plus any accumulated but unpaid dividends) at the date of notice given by the preferred stockholder. Liquidation value exceeded fair market value at December 31, 2009.

Redeemable Series B

Redeemable Series B preferred stock has a 9.0% per annum cumulative dividend rate. To the extent accumulated dividends are not paid each quarter, the dividends are to be added to the liquidation value of the preferred stock. Undeclared dividends totaled $163,576 and $178,762, respectively, for the years ended December 31, 2009 and 2008, and were credited to the liquidation value of the preferred stock and charged to accumulated deficit. Cumulative undeclared dividends as of December 31, 2009 and 2008 were $727,390 and $616,158, respectively.

Each share of Series B preferred stock, at the option of the holder, can be converted at any time or from time to time into one share of common stock. In addition, the holder may convert accrued and unpaid dividends into common stock. Upon completion of a Qualified Public Offering, the Company shall have the right to require each holder of the preferred stock to convert the shares into common stock based on the applicable conversion rate defined in the agreement.

At any time after October 1, 2007, in the event the Company does not consummate an initial public offering, the Company shall be obligated, at the option of each preferred stockholder (or shares of common stock issued upon conversion from preferred stock), to repurchase the preferred stock for the greater of the fair market value, as defined in the agreement, or liquidation value, ($.309 per share plus any accumulated but unpaid dividends) at the date of notice given by the preferred stockholder. Liquidation value exceeded fair market value at December 31, 2009.

Redeemable Series C

Redeemable Series C preferred stock has a 9.0% per annum cumulative dividend rate. To the extent accumulated dividends are not paid each quarter, the dividends are to be added to the liquidation value of the preferred stock. Undeclared dividends totaled $45,000 for each of the years ended December 31, 2009 and 2008, and were credited to the liquidation value of the preferred stock and charged to accumulated deficit. Cumulative undeclared dividends as of December 31, 2009 and 2008 were $181,110 and $136,110, respectively.

9.	Preferred stock, continued

Each share of the preferred stock, at the option of the holder thereof, can be converted at any time or from time to time into .6278 shares of common stock. In addition, the holder may convert accrued and unpaid dividends into common stock. Upon completion of a Qualified Public Offering, the Company shall have the right to require each holder of the preferred stock to convert the shares into common stock based on the applicable conversion rate defined in the agreement.

At any time after October 1, 2007, in the event the Company does not consummate an initial public offering, the Company shall be obligated, at the option of each preferred stockholder (or shares of common stock issued upon conversion from preferred stock), to repurchase the preferred stock for the greater of the fair market value, as defined in the agreement, or liquidation value, ($.194 per share plus any accumulated but unpaid dividends) at the date of notice given by the preferred stockholder. Liquidation value exceeded fair market value at December 31, 2009.

Redeemable Series D

Redeemable Series D preferred stock has a 9.0% per annum cumulative dividend rate. To the extent accumulated dividends are not paid each quarter, the dividends are to be added to the liquidation value of the preferred stock. Undeclared dividends totaled $95,284 for each of the years ended December 31, 2009 and 2008, and were credited to the liquidation value of the preferred stock and charged to accumulated deficit. Cumulative undeclared dividends as of December 31, 2009 and 2008 were $240,829 and $145,545, respectively.

Each share of the preferred stock, at the option of the holder thereof, can be converted at any time or from time to time into .6537 shares of common stock. In addition, the holder may convert accrued and unpaid dividends into common stock. Upon completion of a Qualified Public Offering, the Company shall have the right to require each holder of the preferred stock to convert the shares into common stock based on the applicable conversion rate defined in the agreement.

At any time after October 1, 2009, in the event the Company does not consummate an initial public offering, the Company shall be obligated, at the option of each preferred stockholder (or shares of common stock issued upon conversion from preferred stock), to repurchase the preferred stock for the greater of the fair market value, as defined in the agreement, or liquidation value, ($.202 per share plus any accumulated but unpaid dividends) at the date of notice given by the preferred stockholder. Liquidation value exceeded fair market value at December 31, 2009.

During 2008, the Company issued 1,047,772 shares of Redeemable Series D preferred stock in connection with the acquisition of Rapid Web, LLP (as discussed in Note 13).

10.	Stock option plan

In June 2003, the stockholders of the Company approved the Dynamic Broadband Corporation Stock Option Plan (the “Plan”). The Plan provides for the granting of common stock options for up to 310,000 shares of the Company’s common stock to officers, key employees, consultants and nonemployee directors at an exercise price equal to the fair market value of the Company’s common stock at the time of issuance of the respective options. The options granted vest on an annual basis over a three-year period of time from the date of grant and expire seven years from the date of grant. The Company increased the number of shares available under the Plan to 460,000 shares during 2005 and 920,000 during 2007.

During the years ended December 31, 2009 and 2008, respectively, 86,000 and 60,000 shares were awarded in accordance with the Plan. The value of the shares issued was determined using an option pricing method to estimate the fair value. Key model assumptions used in 2009 and 2008 were a 3.1% risk-free interest rate, an expected volatility of 35%, and an expected option life of seven years. Options granted have a three-year vesting term and have a computed weighted average fair value of $0.06.

A summary of the status of the plan for the years ended December 31, 2009 and 2008, is as follows:

	Options Outstanding For Shares	Weighted Average Exercise Price

Outstanding, December 31, 2007	494,000	$.202
Granted	60,000.202
Cancelled or forfeited	(21,000)	(.202)

Outstanding, December 31, 2008	533,000.202
Granted	86,000.202
Cancelled or forfeited	(83,000)	(.202)

Outstanding, December 31, 2009	536,000	$.202

Other pertinent information related to the options outstanding at December 31, 2009, is as follows:

		Options Outstanding		Options Exercisable

Exercise Price	Number Outstanding	Weighted Average Remaining Contractual Life	Weighted Average Exercise Price	Number Exercisable	Weighted Average Exercise Price

$.202	200,000	1.4	$.202	200,000	$.202
.202	55,000	3.3	.202	55,000.202
.202	135,000	4.3	.202	90,000.202
.202	60,000	5.5	.202	20,000.202
.202	86,000	6.0	.202	—	.202

	536,000			365,000

11.	Stock warrants

At December 31, 2009 and 2008, the Company had outstanding warrants to purchase 10,108,651 and 7,336,641 shares of the Company’s common stock, respectively, at an exercise price of $.202 per share. These warrants expire in 2011 through 2014. The warrants issued will be subject to anti-dilution protection.

12.	Preferred stock subject to mandatory redemption

During 2007, a holder of Series A and Series B preferred stock notified the Company of their intent to exercise their redemption rights pursuant to the terms in the Company’s Restated Articles of Incorporation. The company has an obligation to repurchase these shares at the greater of fair market value or liquidation value as defined in the Restated Articles of Incorporation.

Payment of the obligation to repurchase the shares is limited to funds of the company legally available for that purpose. If any repurchase by the Company is deferred because of limitations on funds available, then the deferred portion of the price to be paid accrues interest at a rate of 12% per annum.

During 2008, the holder of the preferred shares identified above filed a lawsuit against the Company seeking payment of the liquidation value of the stock totaling $279,334 at December 31, 2007. In February 2009, the lawsuit was settled for $175,000. For consideration of $175,000, the Company redeemed the holder’s 671,944 shares of common stock, 50,000 shares of Series A preferred stock and 546,078 shares of Series B preferred stock. In addition, the consideration given includes payment for accrued but unpaid dividends pertaining to the preferred stock.

13.	Business combination

On January 15, 2008, the Company acquired all of the assets and operations of Rapid Web, LLP, including customer contracts, tower leases, and T-1 service agreements through a transaction treated as an asset purchase. Rapid Web, LLP was acquired to add additional customers and increase market share. The results of operations related to the acquisition from the purchase date through December 31, 2008, are included in the Statement of Operations of the Company for the year ended December 31, 2008.

Consideration given by the Company to purchase Rapid Web, LLP was as follows:

Assumption of liabilities	$74,350
Redeemable Series D preferred stock – 1,047,772 shares at redemption value	211,650

Total	$286,000

13.	Business combination, continued

A condensed balance sheet representing the acquisition at January 15, 2008, is as follows:

Assets:
Inventory	$18,600
Property and equipment	55,750
Intangibles not separately identifiable:
Goodwill, not subject to amortization	211,650

Total assets	$286,000

Liabilities:
Accounts payable	$10,000
Deferred service revenue	16,961
Capital lease obligations	47,389

Total liabilities	74,350

Equity:
Series D Preferred Stock	211,650

Total liabilities and equity	$286,000

The value assigned to goodwill is calculated as the difference between the value of consideration given less the fair market value of separately identifiable tangible and intangible assets.

14.	Intangibles acquired

As part of the purchase of Rapid Web, LLP during 2008, the Company acquired goodwill of $211,650 which is not subject to amortization.

Following is a summary of the changes in the carrying value of goodwill for the years ended December 31, 2009 and 2008:

Balance at December 31, 2007	$390,000
Goodwill recognized in connection with Rapid Web, LLP acquisition	211,650
Impairment loss	—

Balance at December 31, 2008	601,650
Impairment loss	—

Balance at December 31, 2009	$601,650

Goodwill is tested for impairment annually, or sooner if deemed necessary. Taking into consideration expectations regarding future profitability, making estimates of future revenues, customer retention rates, estimated useful lives, and other assumptions, no impairment losses were recorded during the years ended December 31, 2009 and 2008.

15.	Other income

Sale of Clinton market

On September 30, 2009, the Company sold all of the assets and operations related to its wireless broadband business in Clinton, Iowa, including customer contracts, tower leases and T-1 service agreements. The Company received $68,500 in cash consideration from the sale and the buyer assumed $5,536 in deferred service revenue liabilities.

Grants

During June 2008, Cedar Rapids and Iowa City, Iowa were subjected to record flooding. Such flooding caused disruption of the Company’s high-speed internet and network services. The Company received $38,167 in June 2009 from state grants for reimbursement of flood related costs to restore these services.

16.	Subsequent events

Subsequent events were evaluated through May 7, 2010, the date the financial statements were available to be issued. On April 30, 2010, the Company entered into an agreement with Keyon Communications Holdings, Inc. (“Keyon”) to sell substantially all of its wireless broadband business for $2,520,000. The sale price is subject to adjustments as defined in the asset purchase agreement. Consideration will be in the form of Keyon common stock and Keyon’s assumption of certain liabilities of the Company. The approximate net carrying value of the assets being sold is as follows:

Net property and equipment	$598,000
Goodwill	212,000
Capital lease obligations	(392,000)

Net carrying value	$418,000

The Company has also signed a letter of intent dated April 19, 2010 to sell its managed service business known as X-Wires for $700,000 in cash plus the assumption of certain liabilities.

Subsequent to year end, certain stockholders made additional loans to the Company totaling $150,000. In addition, terms on a $60,000 note payable outstanding at December 31, 2009 were revised as discussed below. Interest is to be paid monthly at 14% starting in May 2010 with principal due upon receipt of cash from the sale of Keyon common stock, cash from sale of X-Wires assets, on demand after October 2010 or at maturity in April 2011, which ever occurs first. In addition, these lenders will receive a success fee equal to 100% of the face amount of the loans if the Company sells assets as discussed above. These notes are unsecured.

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